UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 6, 2023

KnowBe4, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40351	36-4827930
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33 N. Garden Avenue, Suite 1200

Clearwater, FL 33755

(Address of principal executive offices, including zip code)

(855) 566-9234

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	KNBE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the completion of the previously announced Merger (as described below) pursuant to the Agreement and Plan of Merger, dated as of October 11, 2022 (the “Merger Agreement”), between Oranje Holdco, Inc., a Delaware corporation (formerly known as Oranje Holdco, LLC) (“Parent”), Oranje Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and KnowBe4, Inc., a Delaware corporation (“KnowBe4” or the “Company”).

On February 1, 2023 (the “Closing Date”), pursuant to the Merger Agreement, Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. Parent and Merger Sub were formed by affiliates of funds advised by Vista Equity Partners (the “Vista Funds”). Capitalized terms used herein but not otherwise defined have the meaning set forth in the Merger Agreement.

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

New Credit Agreement

On the Closing Date, Parent, as the borrower, entered into that certain Credit Agreement with Owl Rock Capital Corporation, as administrative agent and collateral agent, the lenders from time to time party thereto and the other guarantors from time to time party thereto (the “Credit Agreement”), which provides for (i) a term loan facility in an aggregate principal amount equal to $1 billion and (ii) a revolving loan facility in an aggregate principal amount equal to $125 million. Parent is the borrower, and certain of its subsidiaries are guarantors, under the Credit Agreement. The obligations under the Credit Agreement are secured on a first priority basis by substantially all assets of the borrowers and the guarantors (subject to certain exclusions and exceptions). The Credit Agreement includes representations and warranties, covenants, events of default and other provisions that are customary for facilities of their respective types.

Item 1.02	Termination of a Material Definitive Agreement.

Concurrently with the closing of the Merger, the Company paid all outstanding fees and expenses and terminated all credit commitments outstanding under that certain Credit Agreement, dated as of March 12, 2021, among, inter alia, the Company, certain subsidiaries of the Company, as guarantors, the lenders party thereto, and Bank of America, N.A., as administrative agent.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”):

(i)

each share of Class A common stock of KnowBe4, par value $0.00001 per share (the “Class A Common Stock”), and Class B common stock of KnowBe4, par value $0.00001 per share (the “Class B Common Stock,” and together with the Class A Common Stock, “Common Stock”) issued and outstanding as of immediately prior to the Effective Time (other than (A) shares of Common Stock owned by Parent, Merger Sub, any other wholly owned subsidiary of Parent or Merger Sub (including shares held in treasury) (which were cancelled without payment of any consideration) and (B) shares of Common Stock for which dissenters’ rights have been properly exercised and not withdrawn) was automatically converted into the right to receive cash in an amount equal to $24.90, without interest thereon (the “Per Share Merger Consideration”);

(ii)

each outstanding option to purchase shares of Common Stock, to the extent then vested (a “Company Option”), was automatically cancelled and converted into the right to receive an amount in cash (without interest and less any applicable withholding taxes) equal to (A) the total number of shares of Common Stock issuable upon exercise of the vested portion of such Company Option by (B) the excess, if any, of the Per Share Merger Consideration over the applicable per share exercise price of such Company Option, less applicable taxes required to be withheld with respect to such payment;

(iii)

each outstanding Company Option, to the extent not then vested, was automatically canceled and converted into a right to receive an amount in cash (without interest and less any applicable withholding taxes) equal to (A) the total number of shares of Common Stock issuable upon exercise of the unvested portion of such Company Option multiplied by (B) the excess, if any, of the Per Share Merger Consideration over the applicable per share exercise price of such Company Option, less applicable taxes required to be withheld with respect to such payment. Such cash amount with respect to the unvested portion of such Company Option has, and is subject to, the same terms and conditions (including vesting conditions) as applied to the corresponding Company Option immediately prior to the Effective Time;

(iii)

each Company Option, if any, with an exercise price per share of Common Stock greater than or equal to the Per Share Merger Consideration was cancelled automatically at the Effective Time for no consideration;

(iv)

each outstanding award of restricted stock units (whether subject to time- or performance-based vesting) to the extent vested (but not yet settled) as of immediately prior to the Effective Time or that vested as a result of the consummation of the Merger (a “Vested Company RSU Award”) was automatically cancelled and converted into the right to receive an amount in cash (without interest and less any applicable withholding taxes) equal to (A) the total number of shares of Common Stock subject to such Vested Company RSU Award immediately prior to the Effective Time, multiplied by (B) the Per Share Merger Consideration, less applicable taxes required to be withheld with respect to such payment;

(v)

each outstanding award of restricted stock units that was subject only to time-based vesting, to the extent not a Vested Company RSU Award as of the Effective Time, was automatically cancelled and converted into the contingent right to receive an amount in cash (without interest and less any applicable withholding taxes) equal to (A) the total number of shares of Common Stock subject to the unvested portion of such award immediately prior to the Effective Time, multiplied by (B) the Per Share Merger Consideration, less applicable taxes required to be withheld with respect to such payment, and such cash amount will continue to have, and will be subject to, the same terms and conditions (including vesting conditions) as applied to the restricted stock unit award immediately prior to the Effective Time; and

(vi)

each outstanding award of restricted stock units that was subject to outstanding performance-based vesting, to the extent not a Vested Company RSU Award immediately prior to the Effective Time, was automatically cancelled and converted into a right to receive an amount in cash (without interest and less any applicable withholding taxes) equal to (A) the total number of shares of Common Stock subject to such the then-unvested and outstanding portion of such award of restricted stock units immediately prior to the Effective Time (with performance metrics deemed achieved at 100 percent of target as specified in the Merger Agreement) by (B) the Per Share Merger Consideration. Each such cash amount is subject to the same terms and conditions (including time-based vesting conditions but excluding performance-based vesting conditions) set forth in the applicable restricted stock unit award agreement that applied to the corresponding restricted stock unit award immediately prior to the Effective Time.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 13, 2022, which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The Information set forth in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

In connection with the closing of the Merger, the Company notified The Nasdaq Stock Market LLC (“Nasdaq”) on February 1, 2023 that each outstanding share of Common Stock (except as described in Item 2.01 hereof) was converted into a right to receive the Per Share Price pursuant to the Merger Agreement as described under Item 2.01, and Nasdaq filed a Form 25 with the SEC to remove the Class A Common Stock from listing on Nasdaq and deregister the Class A Common Stock pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Class A Common Stock ceased trading on the Nasdaq effective prior to the opening of trading on February 1, 2023. After effectiveness of the Form 25, the Company intends to file with the SEC a certification and notice of termination on Form 15 to terminate the registration of the Class A Common Stock under the Exchange Act and suspend the Company’s reporting obligations under Section 13 and Section 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

The Information set forth in the Introductory Note and under Items 2.01, 3.01 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Pursuant to the Merger Agreement and in connection with the consummation of the Merger, each outstanding share of Common Stock that was issued and outstanding immediately prior to the Effective Time (except as described in Item 2.01 hereof) was converted, at the Effective Time, into the right to receive the Per Share Merger Consideration. Accordingly, at the Effective Time, the holders of such shares of Common Stock ceased to have any rights as stockholders of the Company, other than the right to receive the Per Share Merger Consideration.

Item 5.01	Change in Control of Registrant.

The Information set forth in the Introductory Note and under Items 2.01 and 3.01 of this Current Report on Form 8-K is incorporated herein by reference.

As a result of the Merger, a change in control of the Company occurred, and the Company became a wholly owned subsidiary of Parent. The total amount of consideration payable to the Company’s equityholders in connection with the Merger was approximately $4.6 billion. The funds used by Parent to consummate the Merger and complete the related transactions came from equity contributions from the invested funds affiliated with Vista Funds and KKR Knowledge Investors L.P., and the proceeds received in connection with debt financing pursuant to an approximately $1 billion term loan .

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement.

The information set forth in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

In accordance with the terms of the Merger Agreement, effective upon completion of the Merger, the following persons became directors of the Company: Michael E. Fosnaugh, Rod Aliabadi, Nadeem Syed, Nicholas Prickel and Elizabeth Knuppel (among whom Nicholas Prickel was a director of Merger Sub). Sjoerd Sjouwerman, who was a director of the Company immediately prior to the Merger, will continue to be a director of the Company. The following persons, who were directors of the Company immediately prior to the completion of the Merger, voluntarily resigned from the board of directors of the Company (the “Board”) and the committees of the Board on which they served, if any, at the Effective Time: Jeremiah Daly, Kevin Klausmeyer, Stephen Shanley, Shrikrishna Venkataraman, Gerhard Watzinger and Kara Wilson.

Effective upon completion of the Merger, the following persons became officers of the Company: Michael E. Fosnaugh, Rod Aliabadi, Nicholas Prickel and Elizabeth Knuppel (among whom Michael E. Fosnaugh, Rod Aliabadi and Nicholas Prickel were officers of Merger Sub). Sjoerd Sjouwerman, Robert Reich and Lars Letonoff, who were officers of the Company immediately prior to the Merger, will continue to be officers of the Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Effective upon completion of the Merger, the certificate of incorporation of the Company, as in effect immediately prior to the Merger, was amended and restated to be in the form of the certificate of incorporation attached as Exhibit 3.1 hereto, which is incorporated herein by reference.

Effective upon completion of the Merger, the bylaws of the Company, as in effect immediately prior to the Merger, were amended and restated to be in the form of the bylaws attached as Exhibit 3.2 hereto, which is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The information set forth in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

On January 31, 2023, KnowBe4 held a special meeting of stockholders (the “Special Meeting”) to consider certain proposals related to the Merger Agreement.

The following are the voting results of the proposals considered and voted on at the Special Meeting, each of which is described in detail in KnowBe4’s definitive proxy statement, dated December 22, 2022 (as supplemented on January 20, 2023) (the “Proxy Statement”).

Proposal 1: Merger Proposal

Approval of the proposal to adopt the Merger Agreement (the “Merger Proposal”) required the affirmative vote of (i) the holders of a majority of the voting power of the outstanding shares of Common Stock (voting together as a single class) entitled to vote on the Merger Agreement (the “Majority Vote”); (2) the holders of a majority of the voting power of the outstanding shares of Common Stock (voting together as a single class) held by the Unaffiliated Stockholders (as defined in the Proxy Statement) and entitled to vote on the Merger Agreement (the “Unaffiliated Stockholder Vote”); (3) the holders of at least a majority of the outstanding shares of Class A Common Stock entitled to vote in accordance with the Delaware General Corporation Law (the “Class A Vote”); and (4) the holders of at least a majority of the outstanding shares of Class B Common Stock entitled to vote in accordance with the Delaware General Corporation Law (the “Class B Vote”).

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Majority Vote	544,445,845	1,257,257	95,375	—
Unaffiliated Stockholder Vote	133,614,705	1,257,257	95,375	—
Class A Vote	119,693,535	1,257,257	95,375	—
Class B Vote	424,752,310	0	0	—

Proposal 1 was approved for all purposes described in the Proxy Statement.

Proposal 2: Compensation Proposal

Approval, on a non-binding, advisory basis, the compensation that will or may become payable by KnowBe4 to its named executive officers in connection with the Merger (the “Compensation Proposal”) required the affirmative vote of a majority of the voting power of the shares cast affirmatively or negatively for such proposal.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
541,921,115	3,149,669	727,693	—

Proposal 2 was approved.

In light of the approval of Proposal 1, Proposal 3 described in the Proxy Statement (relating to the adjournment of the Special Meeting if necessary or appropriate) was rendered moot and was not presented at the Special Meeting.

Item 8.01	Other Events.

On February 1, 2023, the Company issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated October 11, 2022, by and among KnowBe4, Inc., Oranje Holdco, Inc. (formerly known as Oranje Holdco, LLC), and Oranje Merger Sub, Inc. (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on October 13, 2022)*

3.1	Amended and Restated Certificate of Incorporation of KnowBe4, Inc.

3.2	Amended and Restated Bylaws of KnowBe4, Inc.

99.1	Press Release, dated as of February 1, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain exhibits and schedules to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. Registrant will furnish copies of such schedules to the Securities and Exchange Commission upon request by the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KNOWBE4, INC.

By:	/s/ Robert Reich
Robert Reich
Chief Financial Officer

Date: February 6, 2023